Exhibit 3.2(o)(i)
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                                   BY-LAWS OF
                      DOLLAR INSURANCE ADMINISTRATION CORP.
                      --------------------------------------

                               ARTICLE I - OFFICES
                               --------------------

               Section 1-1.   Registered Office and Registered Agent. The
               -----------    --------------------------------------
      Corporation shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time determine.

               Section 1-2.   Other Offices.  The Corporation may also have
               -----------    -------------
     offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time

                       ARTICLE II - STOCKHOLDERS' MEETINGS
                       ------------------------------------

               Section 2-1.   Place of Stockholders' Meetings. Meetings of
               -----------    -------------------------------
     stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware.

               Section 2-2.   Annual Meeting.  A meeting of the
               -----------    --------------
     stockholders of the Corporation shall be held in each calendar year, commencing with the year 1996, on the 18th day of August at 10:00 o'clock a.m. if not a legal holiday, and if such day is a legal holiday, then such meeting shall be held on the next business day.
               At such annual meeting, there shall be held an election for a Board of Directors to serve for the ensuing year and until their respective successors are elected and qualified, or until their earlier resignation or removal.

               Unless the Board of Directors shall deem it advisable, financial reports of the Corporation's business need not be sent to the stockholders and need not be presented at the annual meeting. If any report is deemed advisable by the Board of Directors, such report may contain such information as the Board of Directors shall determine and need not be certified by a Certified Public Accountant unless the Board of Directors shall so direct.

               Section 2-3.   Special Meetings.  Except as otherwise
               -----------    ----------------
     specifically provided by law, special meetings of the stockholders may be called at any time:
               (a)  By the Board of Directors; or
               (b)  By the President of the Corporation; or
               (c) By the holders of record of not less than a majority of all the shares outstanding and entitled to vote.
               Upon the written request of any person entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the



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     Secretary to give prompt written notice of such meeting to be held at such time as the Secretary may fix, subject to the provisions of
     Section 2-4 hereof. If the Secretary shall fail to fix such date and give notice within ten (10) days after receipt of such request, the person or persons making such request may do so.

               Section 2-4.   Notice of Meetings and Adjourned Meetings.
               -----------    -----------------------------------------
     Written notice stating the place, date and hour of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States Mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Such notice may be given by or at the direction of the person or persons authorized to call the meeting.
               When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.



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               Section 2-5.   Quorum.  Unless otherwise provided in the
               -----------    ------
     Certificate of Incorporation or in a By-law adopted by the stockholders or by the Board of Directors (or the Incorporators if no first Directors were named in the Certificate of Incorporation) at its organization meeting following the filing of the Articles of Incorporation, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at a meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. In the case of any meeting for the election of Directors, those stockholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing Directors.

               Section 2-6.  Voting List; Proxies.  The officer who has
               -----------   --------------------
     charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to



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     vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
               Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible to any office at such meeting.
               Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.



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               Except as otherwise specifically provided by law, all
     matters coming before the meeting shall be determined by a vote by shares. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

               Section 2-7.  Informal Action by Stockholders.  Unless
               -----------   -------------------------------
     otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

               Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members, who have not consented in writing.



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                        ARTICLE III - BOARD OF DIRECTORS
                        ---------------------------------

               Section 3-1.  Number.  The business and affairs of the
               -----------   ------
     Corporation shall be managed by a Board of two (2) Directors.

               Section 3-2.  Place of Meeting.  Meetings of the Board of
               -----------   ----------------
     Directors may be held at such place either within or without the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

               Section 3-3.  Regular Meetings.  A regular meeting of the
               -----------   ----------------
     Board of Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix, by resolution, the place, date and hour of other regular meetings of the Board.

               Section 3-4.  Special Meetings.  Special meetings of the
               -----------   ----------------
     Board of Directors shall be held whenever ordered by the President, by a majority of the members of the executive committee, if any, or by a majority of the Directors in office.




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               Section 3-5.   Notices of Meetings of Board of Directors.
               -----------    -----------------------------------------

                    (a)  Regular Meetings.  No notice shall be required to
                         ----------------
     be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3-3 of these by-laws, in which event one (1) day's notice shall be given of the time and place of such meeting.

                    (b)  Special Meetings.  At least one (1) day's notice
                         ----------------
     shall be given of the time, place and purpose for which any special meeting of the Board of Directors is to be held.

               Section 3-6.  Quorum.  A majority of the total number of
               -----------   ------
     Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

               Section 3-7.  Informal Action by the Board of Directors.
               -----------   -----------------------------------------
     Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

               Section 3-8.  Powers.
               -----------   ------

                    (a)  General Powers.  The Board of Directors shall have
                         --------------
     all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these by-laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these by-laws or the CertIficate of Incorporation directed or required to be exercised or done by the stockholders.

                    (b)  Specific Powers.  Without limiting the general
                         ---------------
     powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and by-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                         (i) To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

                         (ii) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

                         (iii) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

                         (iv) By resolution adopted by a majority of the full Board of Directors, to designate one (1) or more of its number to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed.

                         (v) By resolution passed by a majority of the whole Board of Directors, to designate one (1) or more additional committees, each to consist of one (1) or more Directors, to have such duties, powers and authority as the Board of Directors shall determine. All committees of the Board of Directors, including the executive committee, shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall also apply to committees thereof.

                         (vi)  To fix the place, time and purpose of
     meetings of stockholders.

                         (vii) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the


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     Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

                         (viii)  To create, make and issue mortgages,
     bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

                         (ix)  To appoint and remove or suspend such
     subordinate officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit.

                         (x) To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

               Section 3-9.  Compensation of Directors.  Compensation of
               -----------   -------------------------
     Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolutIon of the Board of Directors.

               Section 3-10.  Removal of Directors by Stockholders.  The
               ------------   ------------------------------------
     entire Board of Directors or any individual Director may be removed from office without assigning any cause by a majority vote of the holders of the outstanding shares entitled to vote. In case the Board of Directors or any one (1) or more Directors be so removed, new Directors may be elected at the same time.

               Section 3-11.  Resignations.  Any Director may resign at any
               ---------------------------
     time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

               Section 3-12.  Vacancies.  Vacancies and new created
               ------------   ---------
     directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall be a Director until his successor is elected and qualified or until his earlier resignation or removal.


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               Section 3-13.  Participation by Conference Telephone.
               ------------   -------------------------------------
      Directors may participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

                              ARTICLE IV - OFFICERS
                              ----------------------

               Section 4-1.  Election and Office.  The Corporation shall
               -----------   -------------------
     have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including a Chairman and a Vice Chairman of the Board of Directors, one (1) or more Vice Presidents, and one (1) or more assistant or honorary officers. Any number of offices may be held by the same person.

               Section 4-2.  Term.  The President, the Secretary and the
               -----------   ----
     Treasurer shall each serve for a term of one (1) year and until their respective successors are chosen and qualified, unless removed from office by the Board of Directors during their respective tenures. The term of office of any other officer shall be as specified by the Board of Directors.

               Section 4-3.   Powers and Duties of the President. Unless
               ------------   ----------------------------------
     otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, these by-laws, and the actions of the Board of Directors, he may appoint, suspend and discharge employees and agents, shall preside at all meetings of the stockholders at which he shall be present, and, unless there is a Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors and, unless otherwise specified by the Board of Directors, shall be a member of all committees. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.
               Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

               Section 4-4.   Powers and Duties of the Secretary. Unless
               ------------   ----------------------------------
     otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

               Section 4-5.   Powers and Duties of the Treasurer. Unless
               ------------   ----------------------------------
     otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall enter regularly, in books of the Corporation to be kept by him for that purpose, a full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

               Section 4-6.   Powers and Duties of the Chairman of the
               -----------    ----------------------------------------
     Board of Directors.  Unless otherwise determined by the Board of
     ------------------
     Directors, the Chairman of the Board, if any, shall preside at all meetings of Directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors, including, without limitation, acting as Chief Executive Officer of the Corporation. To be eligible to serve, the Chairman of the Board must be a Director of the Corporation.

               Section 4-7.  Powers and Duties of Vice Presidents and
               -----------   ----------------------------------------
     Assistant Officers.  Unless otherwise determined by the Board of
     ------------------
     Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his absence, or upon his disability or when so directed by such superior officer or by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his aspect. The President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

               Section 4-8.  Delegation of Office.  The Board of Directors
               -----------   --------------------
     may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

               Section 4-9.  Vacancies.  The Board of Directors shall have
               -----------   ---------
     the power to fill any vacancies in any office occurring from whatever reason.

               Section 4-10.  Resignations.  Any officer may resign at any
               ------------   ------------
     time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

                            ARTICLE V - CAPITAL STOCK
                            --------------------------

               Section 5-1.   Stock Certificates.  Shares of the
               -----------    ------------------
     Corporation shall be represented by certificates signed by or in the name of the Corporation by (a) the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

               Section 5-2.   Determination of Stockholders of Record. The
               -----------    ---------------------------------------
     Board of Directors may fix, in advance, a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such date shall be not more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.
               If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
               The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
               A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               Section 5-3.  Transfer of Shares.  Transfer of shares shall
               -----------   ------------------
     be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer. No transfer of shares shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

               Section 5-4.   Lost, Stolen or Destroyed Share Certificates.
               -----------    --------------------------------------------
     The Corporation may issue a new certificate of stock or uncertified shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

                              ARTICLE VI - NOTICES
                              ---------------------

               Section 6-1.   Contents of Notice.  Whenever any notice of a
               -----------    ------------------
     meeting is required to be given pursuant to these by-laws or the Certificate of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting.

               Section 6-2.   Method of Notice.  All notices shall be given
               -----------    ----------------
     to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph, charges prepaid, to his address as it appears on the records of the Corporation, or supplied by him to the Corporation for the purpose of notice. If notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with the telegraph office for transmission. If no address for a stockholder appears on the books of the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States Mail addressed to such stockholder care of General Delivery in the city in which the principal office of the Corporation is Located shall be sufficient.

              Section 6-3.  Waiver of Notice.  Whenever notice is required
               -----------   ----------------
     to be given under any provision of law or of the Certificate of Incorporation or by-laws of the Corporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

                 ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND
                             OFFICERS AND OTHER PERSONS
                 ------------------------------------------------

               Section 7-1.  Indemnification.
               -----------   ---------------

               (a)  Right to Indemnification.  Each person who was or is
                    ------------------------
     made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was

                    i)   a director or officer of the Corporation; or

                    ii) a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan
     (hereinafter an "indemnitee"), whether the basis of such a proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law or other Delaware law, against all expense, liability and loss (including attorney's fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided,
                --------
     however, that the Corporation shall indemnify any such indemnitee in
     -------
     connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

               (b)  Right to Advancement of Expenses.  The right to
                    --------------------------------
     indemnification conferred in paragraph (a) of this Article shall include the right to be paid by the Corporation the expenses actually and reasonably incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter as "advancement of expenses"); provided,
                                                             --------
      however, that, if the Delaware General Corporation Law requires, an
      -------
     advancement of expenses incurred by an indemnitee in his or her capacity as a director or an officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking") , by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The financial ability of any indemnitee to make such repayment shall not be a prerequisite to the making of such payment of or for expenses. Such expenses (including attorneys' fees) shall be so paid upon such reasonable terms and conditions, if any, as the Board of Directors deems appropriate.

               (c)  Non-Exclusivity of Rights.  The rights of
                    -------------------------
     indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

               (d)  Indemnification of Employees and Agents of the
                    ----------------------------------------------
     Corporation.  The Corporation may, to the extent authorized from time
     -----------
     to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation, or other persons, or to directors, officers, employees or agents of other corporations which have been merged into or consolidated with the Corporation, to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

               (e)  Insurance.  The Corporation may maintain insurance, at
                    ---------
     its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, or any other person, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

               (f)  Independent Legal Counsel.  Independent legal counsel
                    -------------------------
     may be appointed by the Board of Directors, even if a quorum of disinterested directors is not available, or by a person designated by the Board of Directors. If independent legal counsel, so appointed shall determine in a written opinion that indemnification is proper under this Article, indemnification shall be made without further action of the Board of Directors.

               (g)  Amendment or Repeal.  Any repeal or modification of
                    -------------------
     this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

               (h)  Changes in Delaware Law.  References in this Article to
                    -----------------------
     Delaware law or to any provision thereof shall be to such law as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or directors to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

               (i)  Applicability.  The provisions of this Article shall be
                    -------------
     applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a director, officer, employee or agent of, or to render services for or at the request of the Corporation or, as the case may be, its parent or a subsidiary, and shall inure to the benefit of the heirs and personal representatives of such person.

                               ARTICLE VIII - SEAL
                               --------------------

     The form of the seal of the
     Corporation, called the corporate seal of         [Form of Seal]
     the Corporation, shall be as impressed
     adjacent hereto.

                            ARTICLE IX - FISCAL YEAR
                            -------------------------

               The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

                             ARTICLE X - AMENDMENTS
                             -----------------------

               The original or other by-laws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal by-laws.

                     ARTICLE XI - INTERPRETATION OF BY-LAWS
                     ---------------------------------------

               All words, terms and provisions of these by-laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.


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